Exhibit 10.12

BIOMARIN PHARMACEUTICAL INC.

2006 Share Incentive Plan (the “Plan”)

Agreement Regarding Restricted Stock Units

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement Regarding Restricted Stock Units.

I. NOTICE OF RESTRICTED STOCK UNITS

You have been granted Restricted Stock Units related to the Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number: [ ]

Grant Date: [ ]

Total Number of Units Granted: [ ]

Vesting Schedule:

The Restricted Stock Units granted under this award, shall vest conditioned on your continuous service to the Company on the following schedule:

[insert vesting schedule]

Upon vesting, the units will automatically be converted into shares of the Company’s Common Stock on a 1:1 basis, subject to adjustment as provided in the Plan.

Tax Implications:

Please consult your tax advisor regarding the tax implications of this grant and the vesting of the restricted stock units. You will be required to satisfy the withholding requirements applicable to the vesting of the units, if any. If you are not able to sell the shares issued on vesting due to the restrictions of the Company’s insider trading policy, you will be required to promptly pay the Company the required withholding.

Agreed and Accepted by:

Name:	Date: